Exhibit 14.1

             KOST FORER & GABBAY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-8 (File No. 333-11894) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F) and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F),
2.	Registration Statement on Form S-8 (File No. 333-13268) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended, and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F),
3.	Registration Statement on Form S-8 (File No. 333-105473) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F) and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F) and
4.	Registration Statement on Form S-8 (File Number 333-13378) pertaining to the AudioCodes Ltd. 2001 Employee Stock Purchase Plan-Global Non-U.S. and the AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan.

of our report dated March 28, 2007, with respect to the consolidated financial statements of AudioCodes Ltd. included in this Annual Report (Form 20-F) of AudioCodes Ltd.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
June 27, 2007	A member of Ernst & Young Global